UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 11, 2025, WisdomTree, Inc. (the “Company”) issued a press release announcing that it had commenced a private offering, subject to market conditions and other factors, of $400 million aggregate principal amount of convertible senior notes due 2030 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or the shares of the Company’s common stock, if any, issuable upon conversion of the Notes.

The Company intends to use $275.0 million of the net proceeds from the offering of the Notes to pay the closing consideration for its previously announced acquisition of Ceres Partners, LLC (the “Acquisition”). The Company also intends to use a portion of the net proceeds from the offering to repurchase up to all $25.8 million in aggregate principal amount of its remaining outstanding 5.75% convertible senior notes due 2028, approximately $80.0 million of the net proceeds from the offering to repurchase shares of the Company’s common stock from certain purchasers of the Notes, and the remainder of the net proceeds from the offering, if any, for working capital and other general corporate purposes, which may include the repayment of indebtedness, including under its 3.25% convertible senior notes due 2026 and its 3.25% convertible senior notes due 2029. If the Acquisition is not consummated, the Company intends to use the proceeds it would have otherwise used to finance the Acquisition for general corporate purposes as described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated August 11, 2025, issued by WisdomTree, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s management’s beliefs and assumptions and on information currently available to management. These statements may include statements relating to the Acquisition. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if the Company’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K completely and with the understanding that the Company’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this Current Report on Form 8-K may include statements about the proposed terms of the Notes, the size of the Notes offering, the expected use of the proceeds from the sale of the Notes, (including to finance the Acquisition), the consummation of the Acquisition and other statements contained in this Current Report on Form 8-K that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether the Company will consummate the offering of the Notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with or furnished to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

Date: August 11, 2025	By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Financial Officer